Exhibit 21

                         Subsidiaries of the Registrant


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                                                                      EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT




                                                                                                     State of
                                                                                  Percentage       Incorporation
                                                                                      of                or
                Parent                                 Subsidiary                 Ownership        Organization
                ------                                 ----------                 ---------        ------------
Capital Savings Bancorp, Inc.           Capital Savings Bank, FSB                    100%            Federal


Capital Savings Bank, FSB               Capital Savings Financial                    100%            Missouri
                                        Services, Inc.
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         The  financial   statements  of  Capital  Savings  Bancorp,   Inc.  are
consolidated with those of its subsidiaries.